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                                                            EXHIBIT (d)(2)(a)(i)

                   AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

                                   SCHEDULE A
                   (AMENDED AND RESTATED AS OF JUNE 14, 2005)



        FUND                                                 ANNUAL RATE*


        Capital Appreciation Fund                   0.360% up to $200 million;
                                                    0.325% from $200 million to
                                                    $500 million; and 0.250% in
                                                    excess of $500 million

        Convertible Fund**                          0.360% up to $500 million;
                                                    0.335% from $500 million to
                                                    $1.0 billion; and 0.310% in
                                                    excess of $1.0 billion

        Diversified Income Fund**                   0.300%
        (formerly Strategic Income Fund)

        Global High Income Fund**                   0.350%
        (formerly Global High Yield Fund)

        Government Fund**                           0.300% up to $1.0 billion;
                                                    and 0.275% in excess of $1.0
                                                    billion

        High Yield Corporate Bond Fund              0.300% up to $500 million;
                                                    0.275% in excess of $500
                                                    million

        International Equity Fund**                 0.600%

        Mid Cap Growth Fund**                       0.375%

        Mid Cap Value Fund**                        0.350%
        (formerly Equity Income Fund)

        Money Market Fund**                         0.250% up to $300 million;
                                                    0.225% from $300 million to
                                                    $700 million; 0.200% from
                                                    $700 million to $1.0
                                                    billion; and 0.175% in
                                                    excess of $1.0 billion

        Small Cap Growth Fund**                     0.500%



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        Tax Free Bond Fund**                        0.300%

        Total Return Fund**                         0.320% up to $500 million;
                                                    0.300% in excess of $500
                                                    million

        Value Fund**                                0.360% up to $200 million;
                                                    0.325% from $200 million to
                                                    $500 million; and 0.250% in
                                                    excess of $500 million






        *        of each Fund's average daily net assets

        ** NYLIM has voluntarily agreed to reimburse the expenses for these Funds to the extent that total annual fund operating expenses exceed a certain percentage of average daily net assets for each Class of shares of such Fund. To the extent NYLIM has agreed to reimburse expenses, MacKay Shields, as Subadvisor for these Funds, has voluntarily agreed to waive or reimburse its fee proportionately.

















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